SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 1, 2010
Layne Christensen Company
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34195	48-0920712

(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)
1900 Shawnee Mission Parkway
Mission Woods, Kansas 66205
(Address of Principal Executive Offices)

(913) 362-0510
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CF $240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT
ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
     On February 1, 2010, Jeffrey J. Reynolds was promoted to Executive Vice President of Operations for Layne Christensen Company (the “Company”). In his expanded role, Mr. Reynolds will oversee all of the Company’s operating divisions and the head of each such division will report to him.
     Mr. Reynolds, who is 43 years old, became a director of the Company on September 28, 2005, in connection with the acquisition of Reynolds, Inc. by the Company. Mr. Reynolds also became a Senior Vice President of the Company on September 28, 2005. On March 30, 2006, Mr. Reynolds was promoted to Executive Vice President of the Company overseeing the Water Infrastructure Division. Prior to the Company’s acquisition of Reynolds, Inc., Mr. Reynolds had served as the President of Reynolds, Inc., a company which provides products and services to the water and wastewater industries, since 2001.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Layne Christensen Company (Registrant)
Date: February 2, 2010	By:	/s/ A. B. Schmitt
		Name:	Andrew B. Schmitt
		Title:	President and Chief Executive Officer